UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2008

PFIZER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
235 East 42nd Street New York, New York (Address of principal executive offices)
10017 (Zip Code)

Registrant's telephone number, including area code:

(212) 573-2323

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 25, 2008, the Board of Directors of Pfizer Inc. (the "Company") approved certain amendments to the Company's By-laws.

—      The By-laws were amended to add a new Section 14 to Article I , which clarifies the applicability of the advance notice provisions to all stockholder proposals, whether submitted for inclusion in the Company's proxy statement or included in an independently financed proxy statement.

—     Each of Article I , Section 13, governing submission of a proposal by a stockholder, and Article II , Sections 13 and 14, applicable in the case of a nomination of a person for election as a director, were amended to require a stockholder to include the following additional information in the advance notice to the Company: the class and number of shares owned (beneficially and of record) by the stockholder; a description of any agreements the stockholder has with affiliates or third parties concerning the stockholder proposal or director nomination; a description of any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares the stockholder has with respect to the Company's stock; a representation that the stockholder is entitled to vote at the meeting and intends to attend the meeting to present the proposal or director nomination; and whether the stockholder intends to conduct a proxy solicitation.

—    The By-laws were amended to add a new Section 15 to Article II, which requires a stockholder nominating a person for election as a director to include in the advance notice certain biographical information about each director nominee as well as a questionnaire completed by each director nominee that requires the nominee to disclose any voting commitments the nominee may have with a third person and commit to comply with the Company's corporate governance standards if elected.

The preceding is qualified in its entirety by reference to the Company's By-laws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.
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Item 9.01	Financial Statements and Exhibits
(d) Exhibits
Exhibit 3.1	Pfizer Inc. By-laws, as amended on June 25, 2008.

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

By: /s/ Margaret M. Foran Margaret M. Foran
Title: Senior Vice President-Corporate Governance, Associate General Counsel and Corporate Secretary
Dated: June 26, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.1	Pfizer Inc. By-laws, as amended on June 25, 2008.